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                                                                  EXHIBIT 99.3


                             JOINT FILING AGREEMENT


         This Agreement is made as of April 7, 1997, by and among BKR, Inc., a Nevada corporation ("BKR"), Bert Bedrosian and Robin Bedrosian, with reference to the following facts:

                  WHEREAS: BKR, Bert Bedrosian and Robin Bedrosian may be required to file a statement and amendments thereto, containing the information required by Schedule 13D pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13(d)-1 promulgated thereunder, in connection with the investment activities of BKR, Bert Bedrosian and Robin Bedrosian; and

                  WHEREAS: Pursuant to Rule 13(d)-1(f), the undersigned parties desire to satisfy any Schedule 13D filing obligation by a single joint filing.

         NOW, THEREFORE, the parties hereto agree that any statement on Schedule 13D to which this Agreement is attached, and any amendment to such statement, are filed on behalf of each one of them.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                                   BKR, INC.,
                                             a Nevada corporation


                                    By:  /s/ Bert Bedrosian
                                       ----------------------------------
                                             BERT BEDROSIAN, President



                                        /s/ Bert Bedrosian
                                       -----------------------------------
                                            BERT BEDROSIAN



                                       /s/  Robin Bedrosian
                                       -----------------------------------
                                            ROBIN BEDROSIAN